NUMBER                 Community Alliance, Inc.                  SHARES

            AUTHORIZED STOCK 95,000,000 COMMON SHARES
                       PAR VALUE $.001 PER SHARE


This Certifies That                                     is the
registered holder of                              shares

Transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed


Dated:

                                                 CORPORATE SEAL




                                               By:
                                                   --------------------
                                                   Authorized Signature